WWE® NETWORK SURPASSES 1.3 MILLION SUBSCRIBERS
FULL YEAR BUSINESS OUTLOOK REAFFIRMED WHILE
Q1 2015 CURRENTLY PROJECTED TO EXCEED GUIDANCE

STAMFORD, Conn., March 30, 2015 - WWE® (NYSE: WWE) today announced that WWE Network surpassed 1.3 million subscribers following WrestleMania® 31, making it the most viewed WrestleMania in history. WrestleMania was broadcast around the world last night on WWE Network as well as on pay-per-view from a sold-out Levi’s® Stadium in Santa Clara, CA. The results represent a 97% increase from April 7, 2014 - the day after WrestleMania last year and a 31% increase since January 27, 2015, when the network surpassed the 1 million subscriber milestone. Recent growth was driven by the success of our February free promotion and the iconic attraction of the Company’s WrestleMania event.

“We believe that exceeding 1.3 million subscribers reflects the successful execution of our strategy and puts us on the path to transformative growth through WWE Network,” said WWE Chairman & CEO Vince McMahon. “We remain focused on driving subscriber value by delivering the most compelling user experience and new content, evidenced by our new original series and partnerships with Seth Green, Jeff Tremaine and Jerry Springer.”

“We are pleased with our short-term results and, for the first quarter, we currently project to exceed our most recent public guidance associated with an estimated average of approximately 918,000 paid subscribers,” said George Barrios, WWE Chief Strategy & Financial Officer. “We are also confident in the long-term potential and understand subscriber growth could take many different paths.  For example, Network subscribers might show consistent sequential quarterly gains or the quarterly adoption curve could exhibit seasonality with year-over-year growth. Regardless, over the long-term, we believe WWE Network has the potential to drive significant economic returns.”

Based on data to date, WWE Network attracted an average of approximately 918,000 paid subscribers over the first quarter 2015, representing a 27% increase from the fourth quarter 2014 average.1 The network’s February free promotion contributed to that growth, attracting approximately 201,000 trial subscribers, of which 154,000, or 77%, converted to paying subscribers in March. WWE Network reached an average of 982,000 total subscribers during the first quarter 2015, including both free trial and paid subscribers. To date, WWE Network has attracted nearly 1.8 million unique subscribers.

1 Average paid subscribers are calculated based on the arithmetic daily mean over the relevant period, and may differ substantially from paid subscribers at the end of any period due to the timing of paid subscriber additions. Trial subscribers acquired during a promotional period are not counted as paying subscribers until they convert after the end of the free period.

WWE Network: Growth Strategy
To grow WWE Network, the Company is executing a five-part strategy, including creating new content, implementing high impact customer acquisition and retention programs, introducing new features, expanding distribution platforms, and entering new geographies. Over the coming year, the Company is focused on expanding the network’s line-up of compelling original content as a critical element of this strategy.
Programming: In addition to the premium monthly live pay-per-view events, WWE Network unveiled new programming for the remainder of 2015, which includes eight brand new original series and partnerships with director Jeff Tremaine, Seth Green’s Stoopid Buddy Stoodios and legendary talk show host Jerry Springer. In addition, in the new show, Diva Search, WWE will span the globe in search of the most beautiful, athletic and charismatic women in the world to find the next stunning WWE Diva. WWE Network will also produce compelling specials and short form content, while continuing to add 1,000 hours to its robust video-on-demand library, which currently has more than 3,000 hours of content. (For more details of WWE Network’s programming line-up see the Company’s March 30, 2015 press release).
Promotions: Based on the successful execution of the network’s free trial offerings, all new subscribers who register for the network in April will receive the network free in that month, including the opportunity to watch Extreme Rules live on Sunday, April 26.
Features/Distribution: Other important elements of the Company’s network strategy include improving the user experience and content discovery across devices, while continuing to expand distribution platforms.
Geographies: The Company is developing plans for geographic expansion to India, China, Germany, Japan, Italy, Thailand and Malaysia.

Paths to Potential Subscriber Growth
The Company believes its strategy will facilitate long-term subscriber growth of WWE Network. There are, however, different paths that culminate in the realization of WWE Network’s subscriber potential. For example, achieving consistent subscriber growth over sequential quarters could result in a path that approximates an upward sloping straight line. (See Exhibit 1)

Alternatively, it is possible that WWE Network subscriber growth could follow the more seasonal pattern of the Company’s historic pay-per-view business. The latter path could yield an upward sloping trajectory over time, but could result in sequential quarterly declines while still delivering year-over-year growth. Any potential seasonal variations that might occur could be reduced over time as the Company continues to bring compelling new content to the network throughout the year. (See Exhibit 2)

The Company believes WWE Network will continue to make progress toward its subscriber potential, and management is agnostic to the pattern of growth.

Business Outlook
The level of WWE Network subscribers is a critical determinant of the Company’s projected future financial performance.
In 2015, the Company expects year-over-year adjusted OIBDA growth in every quarter, with growth driven by the performance of WWE Network as well as the escalation of television rights fees, and continued innovation across all of the Company’s businesses. For the first quarter 2015, the Company currently projects its adjusted OIBDA will exceed the high end of its most recent public guidance associated with the quarter’s actual average of 918,000 paid subscribers.2 The most recent public guidance implied a range of adjusted OIBDA of approximately $3 million to $8 million associated with that average.
The table below outlines ranges of potential Company performance for the full year 2015 at different subscriber levels. The Company is maintaining its 2015 Business Outlook at various subscriber levels as released on February 12, 2015. The 2015 Adjusted OIBDA table (below) is consistent with the previously provided business outlook. (The Company’s previous business outlook as well as reconciliations of Operating Income to Adjusted OIBDA can be found in the Company’s Q4 2014 Earnings Release - February 12, 2015).

2 These projections are preliminary and are subject to change based on the completion of the Company’s quarter-end financial reporting process.

Total Company - Adjusted OIBDA (in millions)

(3) Average paid subscribers shown in thousands. The average number of paid subscribers over the 12-months of 2014 was approximately 567,000. This 12-month average is below the average for the 2014 period in which WWE Network was operative (WWE Network was launched on February 24, 2014).

(4) The average paid subscribers the Company will achieve over the full year 2015 is unknown. The range of average subscribers over the full year 2015 has been provided for illustrative purposes rather than as guidance, and has not been updated or changed since it was initially presented (July 31, 2014).

About WWE Network
WWE Network launched on February 24, 2014 in the U.S., was subsequently made available in more than 170 countries and secured broad distribution across web, mobile, streaming devices, gaming consoles and Smart TVs. Like other digital subscription services, such as Netflix and Hulu Plus, fans are able to sign up for WWE Network online by going to WWE.com and can watch WWE Network on their TVs through connected devices such as Sony PlayStation 3, Sony PlayStation 4, Xbox One, Xbox 360, Amazon Fire TV, Apple TV and Roku streaming devices as well as Smart TVs including Sony and Samsung. WWE Network’s one-of-

a-kind programming includes all 12 WWE pay-per-view events LIVE at no additional charge plus groundbreaking original series, reality shows, documentaries, classic matches, exclusive coverage of special events and more than 3,000 titles in its video-on-demand library.
About WWE
WWE, a publicly traded company (NYSE: WWE), is an integrated media organization and recognized leader in global entertainment. The company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family friendly entertainment on its television programming, pay-per-view, digital media and publishing platforms. WWE programming reaches more than 650 million homes worldwide in 35 languages. WWE Network, the first-ever 24/7 over-the-top premium network that includes all 12 live pay-per-views, scheduled programming and a massive video-on-demand library, is currently available in more than 170 countries. The company is headquartered in Stamford, Conn., with offices in New York, Los Angeles, London, Mexico City, Mumbai, Shanghai, Singapore, Dubai, Munich and Tokyo.
Additional information on WWE (NYSE: WWE) can be found at wwe.com and corporate.wwe.com. For information on our global activities, go to http://www.wwe.com/worldwide/.
Contacts:

Investors:	Laura Kiernan
203-328-2519
laura.kiernan@wwecorp.com

Media:	Matt Altman
203-352-1177
matthew.altman@wwecorp.com

Trademarks: All WWE programming, talent names, images, likenesses, slogans, wrestling moves, trademarks, logos and copyrights are the exclusive property of WWE and its subsidiaries. All other trademarks, logos and copyrights are the property of their respective owners.
Forward-Looking Statements: This press release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include, without limitation, risks relating to: WWE Network; major distribution agreements; our need to continue to develop creative and entertaining programs and events; a decline in the popularity of our brand of sports entertainment; the continued importance of key performers and the services of Vincent K. McMahon; possible adverse changes in the regulatory atmosphere and related private sector initiatives; the highly competitive, rapidly changing and increasingly fragmented nature of the markets in which we operate and greater financial resources or marketplace presence of many of our competitors; uncertainties associated with international markets; our difficulty or inability to promote and conduct our live events and/or other businesses if we do not comply with applicable regulations; our dependence on our intellectual property rights, our need to protect those rights, and the risks of our infringement of others’ intellectual property rights; the complexity of our rights agreements across distribution mechanisms and geographical areas; potential substantial liability in the event of accidents or injuries occurring during our physically demanding events including, without limitation, claims relating to CTE; large public events as well as travel to and from such events; our feature film business; our expansion into new or complementary businesses and/or strategic investments; our computer systems and online operations; a possible decline in general economic conditions and disruption in financial markets; our accounts receivable; our revolving credit facility; litigation; our potential failure to meet market expectations for our financial performance, which could adversely affect our stock; Vincent K. McMahon exercising control over our affairs, and his interests may conflict with the holders of our Class A common stock; a substantial number of shares which are eligible for sale by the McMahons and the sale, or the perception of possible sales, of those shares could lower our stock price; and the relatively small public “float” of our Class A common stock. In addition, our dividend is dependent on a number of factors, including, among other things, our liquidity and cash flow, strategic plan (including alternative uses of capital), our financial results and condition, contractual and legal restrictions on the payment of dividends (including under our revolving credit facility), general economic and competitive conditions and such other factors as our Board of Directors may consider relevant. Forward-looking statements made by the Company speak only as of the date made, are subject to change without any obligation on the part of the Company to update or revise them, and undue reliance should not be placed on these statements.